UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007 (September 25, 2007)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

40 East 52nd Street, New York, New York	10022
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of New Director

On September 25, 2007, the board of directors of BlackRock, Inc. (the "Company") elected Mathis Cabiallavetta to serve as a director.  Mr. Cabiallavetta is Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. ("MMC"), Chairman of MMC International, and since 1994 a member of MMC’s International Advisory Board.  Prior to joining MMC in 1999, Mr. Cabiallavetta was Chairman of the Board of Directors of Union Bank of Switzerland ("UBS A.G.").  He joined UBS A.G. in 1971 and held numerous positions before becoming Executive Vice President and a member of the Group Executive Board in 1992 with responsibility for Trading & Sales, Risk Management Services and the International Division.  He became president of the Group Executive Board in 1996 and was elected chairman of UBS A.G. in 1998.

The Company issued a press release announcing this appointment on September 25, 2007.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on September 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: September 25, 2007
	By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title	Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on September 25, 2007